77C      Matters submitted to a vote of security holders

Liberty Young Investor Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Young Investor Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 137,321,892.34 outstanding share or net asset value
(NAV) of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c)   To approve a new Portfolio Management Agreement

         For:          73,515,897.27         NAV being a majority of the NAV
                                             represented at the Meeting
         Against:         803,377.92         NAV
         Abstain:       1,474,620.23         NAV

(d)   Not applicable

Liberty Growth Stock Fund

77C      Matters submitted to a vote of security holders

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Growth Stock Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 876,016,713.29 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c)   To approve a new Portfolio Management Agreement

         For:        610,526,724.68          NAV being a majority of the NAV
                                             represented at the Meeting
         Against:      8,139,171.89          NAV
         Abstain:     11,689,632.71          NAV

(d) Not applicable

(proxy statement incorporated herein by reference to Accession
0000950135-01-502251)


77Q1(A) Exhibits - Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
To the Shareholders and Trustees of Liberty-Stein Roe Advisor Trust

In planning and performing our audit of the financial statements of Liberty Young Investor Fund (the "Fund") for the year ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of management and the Trustees of Liberty-Stein Roe Advisor Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
November 7, 2001


77Q1(B) Exhibits - Accountant's Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
To the Shareholders and Trustees of Liberty-Stein Roe Advisor Trust

In planning and performing our audit of the financial statements of Liberty Growth Stock Fund (the "Fund") for the year ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of management and the Trustees of Liberty-Stein Roe Advisor Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
November 8, 2001

77Q1(C) Exhibits - Amended By-Laws

                              C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of Liberty-Stein Roe Advisor Trust, a Massachusetts trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.12 of the By-Laws is amended and restated as follows:

                   Controller and Chief Accounting Officer. The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

                  Any assistant controller may perform such duties of the controller as the controller or the Board of Trustees may assign, of the controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 2001.

                  ------------------------------------
                  Assistant Secretary